                                                                  Rule 424(b)(3)
                                                      Registration No. 333-26517

                       LORAL SPACE & COMMUNICATIONS LTD.

                   PROSPECTUS SUPPLEMENT DATED AUGUST 8, 1997
                       TO PROSPECTUS DATED JULY 11, 1997

     The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                                         NUMBER OF     NUMBER OF
                                                                         SHARES OF     SHARES OF
                                                                         PREFERRED      COMMON
                           SELLING HOLDERS                                 STOCK         STOCK
---------------------------------------------------------------------    ---------     ---------
Dean Witter Convertible Securities Trust.............................      96,400       241,000
Fidelity Summer Street Trust: Fidelity Capital & Income Fund.........      50,000       125,000
Forest Fulcrum L.P...................................................      44,500       111,250
Forest Fulcrum Ltd...................................................      24,000        60,000
Dean Witter Variable Income Builder Fund.............................       9,830        24,575
MFS Total Return Portfolio...........................................       8,700        21,750
Daniel H. Renberg and Associates, Inc................................       7,000        17,500
Norwest Bank of Colorado, N.A. ......................................       5,200        13,000
LLT Limited..........................................................       1,500         3,750